                                                                      Exhibit 20

                  FOR IMMEDIATE RELEASE                         January 28, 2003
                  ---------------------
                  Baltimore, Maryland

                  MERCANTILE BANKSHARES REPORTS FOURTH QUARTER RESULTS

                  Edward J. Kelly, III, President and Chief Executive Officer of Mercantile Bankshares Corporation (Nasdaq: MRBK), today reported that, for the quarter ended December 31, 2002, diluted net income per share was $.70, an increase of 11.1% over the $.63 reported for the fourth quarter last year. Net income for the quarter ended December 31, 2002 was $48,503,000, a 9.7% increase over net income of $44,234,000 for the same period in 2001. As a result of newly-adopted rules under Generally Accepted Accounting Principles, amortization of goodwill was discontinued in 2002. Had the same rules been in effect in 2001, net income would have been $.03 per share higher for the quarter ended December 31, 2001.

                  Mr. Kelly stated: "I believe Mercantile performed well both for the year and the fourth quarter under difficult conditions. We have hopes this year for an improving economy, more stable securities markets, and geopolitical certainty. That would certainly generate a more hospitable environment. But I believe we have proven that we can deal with less than ideal conditions as well."

                  For 2002, net income was $190,238,000, an increase of 4.9% over the $181,295,000 reported for 2001. Diluted net income per share for 2002 was $2.72, a 6.7% increase over the $2.55 for 2001. Excluding goodwill amortization, net income would have been $.12 per share higher for 2001.

                  Net interest income for the quarter ended December 31, 2002 increased 7.2% to $112,277,000 from $104,764,000 for the fourth quarter last year. The growth in net interest income was attributable to a 9.3% growth in average earning assets, consisting mainly of growth in investment securities. Partially offsetting the benefit from the growth in average earning assets was a decline in the net interest margin to 4.55% from 4.64%. For the third quarter of 2002 the net interest margin was 4.60%. The net interest margin from third to fourth quarter 2002 was affected adversely by the Federal Reserve's 50 basis point reduction in short-term interest rates during the fourth quarter of 2002 and the associated continuing decline in yields on the asset portfolio, which has a relatively short duration.

                  Net interest income for 2002 increased to $441,804,000 or 5.6% over the $418,241,000 for 2001. The growth in net interest income was attributable to growth in average earning assets, particularly investment securities, which offset a decline in the net interest margin from 4.83% to 4.65%.

                                   (continued)

                  MERCANTILE BANKSHARES CORPORATION                  Page 2 of 9

                  At December 31, 2002, nonperforming assets declined $6,137,000 from September 30, 2002 to $33,503,000 or .46% of period-end loans and other real estate owned. The comparable nonperforming asset ratios were .55% and .48% at September 30, 2002 and December 31, 2001, respectively.

                  The level of "monitored" loans, or loans with characteristics suggesting that they could be classified as nonperforming in the near future, increased during the quarter. At December 31, 2002 monitored loans were $24,850,000 compared to $1,940,000 at September 30, 2002. The increase is largely attributable to two loans totaling $20,900,000 secured by two commercial aircraft. These loans were made in 1998 to a long-time customer of Mercantile. The customer, in turn, leased the two aircraft to a regional commercial airline in which he held a controlling interest. In light of generally prevailing conditions in the commercial airline industry, management has decided to move the loans into the "monitored" category.

                  The outstanding balance of loans with payments past due 30-89 days at December 31, 2002 was $104,162,000 compared to $57,801,000 at September 30, 2002 and $102,258,000 at December
                  31, 2001. Nearly $21 million of the increase from the third to fourth quarter is related to the two aircraft loans discussed above. Management has reviewed the balance of the loans in this category and believes that the increase is attributable, in part, to certain technical factors relating to the timing of payments and, in part, to normal seasonal patterns.

                  The allowance for loan losses was $138,601,000 at December 31, 2002, representing 1.90% of total loans, the same percentage as at September 30, 2002. The allowance for loan losses to total loans was 2.05% at December 31, 2001. Net charge-offs for the quarter ended December 31, 2002 were $2,921,000, which resulted in an annualized ratio of net charge-offs to period-end loans of .16%. The comparable figures for the quarters ended September 30, 2002 and December 31, 2001, were $2,051,000 and .11%, and $3,744,000 and .22%, respectively.
                  The coverage of nonperforming loans provided by the allowance for loan losses improved to 415% at December 31, 2002 from 346% at September 30, 2002. The comparable ratio at December 31, 2001 was 430%. The provision for loan losses was $4,935,000 and $4,204,000 for the fourth quarters of 2002 and 2001, respectively, and $3,244,000 for the third quarter of 2002.

                  Noninterest income decreased 4.1% to $36,720,000 for the fourth quarter 2002 from $38,280,000 for the comparable period in 2001. Included in noninterest income was a $1,113,000 gain in the fourth quarter of 2001 from the sale of investment securities. Excluding the investment securities gains, noninterest income decreased 1.2% year-over-year. Investment and wealth management revenues decreased 3.0% compared to

                                   (continued)

                  MERCANTILE BANKSHARES CORPORATION                  Page 3 of 9

                  fourth quarter 2001, while mortgage banking revenues decreased 44.7% to $2,550,000. This decline was attributable to lower volumes in commercial mortgage loan originations and the outsourcing of the retail origination business. Other income increased due to income from investments in third-party private equity funds and bank-owned life insurance.

                  Noninterest expenses for the quarter ended December 31, 2002, increased .8% to $69,850,000 from $69,302,000 for the fourth quarter of 2001. Excluding goodwill amortization, noninterest expenses for the fourth quarter 2002 increased 4.0% over the fourth quarter 2001. Salaries increased mainly due to the reorganization of the Investment and Wealth Management business. Stock-based compensation nearly tripled due to higher expenses for options and restricted stock awards.

                  The efficiency ratio, a key measure of expense management, was 46.4% for the fourth quarter of 2002 versus 46.9% for the comparable period in 2001. Return on average assets for the fourth quarter of 2002 was 1.84%, return on average tangible equity was 16.43% and the ratio of average tangible equity to average assets was 11.29%. For the year ended December 31, 2002, return on average assets was 1.88%, return on average tangible equity was 16.47%, and the ratio of average tangible equity to average assets was 11.53%.

                  At December 31, 2002, total assets increased 8.7% to $10,790,376,000 from $9,928,786,000 a year earlier. Total loans increased 5.9% to $7,312,027,000 at December 31, 2002, from $6,906,246,000 at December 31, 2001. Total deposits at December 31, 2002, were $8,260,940,000, an increase of 10.9%
                  from $7,447,372,000 at December 31, 2001. Shareholders' equity at December 31, 2002, was $1,324,358,000, an increase of 7.7%
                  from $1,230,206,000 a year earlier. The Corporation repurchased 1,384,200 shares during 2002 and has existing authorizations to repurchase up to 1.5 million additional shares.

                  Cautionary Statement
                  This release contains forward-looking statements within the meaning of and pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. A forward-looking statement encompasses any estimate, prediction, opinion or statement of belief contained in this release, and the underlying management assumptions. Forward-looking statements are based on current expectations and assessments of potential developments affecting market conditions, interest rates and other economic conditions, and results may ultimately vary from the statements made in this release.

                  Additional financial information is attached.

                  David E. Borowy
                  Investor Relations
                  (410)347-8361

     [MERCANTILE LOGO]  MERCANTILE BANKSHARES CORPORATION
                         CONSOLIDATED FINANCIAL SUMMARY
                      (In thousands, except per share data)

                                                            For the Twelve Months Ended         For the Quarter Ended
                                                                   December 31,                      December 31,
                                                    -----------------------------------  ---------------------------------------
                                                                                  % Incr.                             % Incr.
                                                       2002          2001         (Decr.)   2002          2001        (Decr.)
                                                    ------------------------------------ ---------------------------------------
OPERATING RESULTS
--------------------------------------------------------------------------------------------------------------------------------
Net interest income                                 $  441,804    $  418,241       5.6 % $   112,277    $  104,764        7.2 %
--------------------------------------------------------------------------------------------------------------------------------
Net interest income - taxable equivalent               447,997       424,665       5.5       113,863       106,305        7.1
--------------------------------------------------------------------------------------------------------------------------------
Provision for loan losses                               16,378        13,434      21.9         4,935         4,204       17.4
--------------------------------------------------------------------------------------------------------------------------------
Net income                                             190,238       181,295       4.9        48,503        44,234        9.7
--------------------------------------------------------------------------------------------------------------------------------
Net income adjusted for goodwill amortization          190,238       190,219         -        48,503        46,324        4.7
--------------------------------------------------------------------------------------------------------------------------------

PER COMMON SHARE DATA
--------------------------------------------------------------------------------------------------------------------------------
Basic net income                                    $     2.74    $     2.57       6.6 % $       .70    $      .63       11.1 %
--------------------------------------------------------------------------------------------------------------------------------
Basic net income adjusted for goodwill
 amortization                                             2.74          2.70       1.5           .70           .66        6.1
--------------------------------------------------------------------------------------------------------------------------------
Diluted net income                                        2.72          2.55       6.7           .70           .63       11.1
--------------------------------------------------------------------------------------------------------------------------------
Diluted net income adjusted for goodwill
 amortization                                             2.72          2.67       1.9           .70           .66        6.1
--------------------------------------------------------------------------------------------------------------------------------
Dividends paid                                            1.18          1.10       7.3           .30           .28        7.1
--------------------------------------------------------------------------------------------------------------------------------
Book value at period end                                 19.24         17.63       9.1
--------------------------------------------------------------------------------------------------------------------------------
Market value at period end                               38.59         43.04     (10.3)
--------------------------------------------------------------------------------------------------------------------------------
Market range:
--------------------------------------------------------------------------------------------------------------------------------
    High                                                 45.36         44.50       1.9         40.39         43.41       (7.0)
--------------------------------------------------------------------------------------------------------------------------------
    Low                                                  32.07         33.63      (4.6)        32.60         35.60       (8.4)
--------------------------------------------------------------------------------------------------------------------------------

AVERAGE BALANCE SHEET DATA
--------------------------------------------------------------------------------------------------------------------------------
Total loans                                         $7,088,844    $6,832,856       3.7 % $ 7,229,594    $6,879,973        5.1 %
--------------------------------------------------------------------------------------------------------------------------------
Total earning assets                                 9,635,240     8,790,505       9.6     9,930,062     9,081,083        9.3
--------------------------------------------------------------------------------------------------------------------------------
Total assets                                        10,123,457     9,227,202       9.7    10,474,396     9,525,661       10.0
--------------------------------------------------------------------------------------------------------------------------------
Total deposits                                       7,632,410     7,048,670       8.3     7,986,611     7,232,387       10.4
--------------------------------------------------------------------------------------------------------------------------------
Shareholders' equity                                 1,257,967     1,197,058       5.1     1,274,167     1,201,831        6.0
--------------------------------------------------------------------------------------------------------------------------------

STATISTICS AND RATIOS (Adjusted net income,
 annualized)
--------------------------------------------------------------------------------------------------------------------------------
Return on average assets                                  1.88 %        2.06 %                  1.84 %        1.93 %
--------------------------------------------------------------------------------------------------------------------------------
Return on average equity                                 15.12         15.89                   15.10         15.29
--------------------------------------------------------------------------------------------------------------------------------
Return on average tangible equity                        16.47         17.43                   16.43         16.74
--------------------------------------------------------------------------------------------------------------------------------
Average equity to average assets                         12.43         12.97                   12.16         12.62
--------------------------------------------------------------------------------------------------------------------------------
Average tangible equity to average tangible assets       11.53         11.97                   11.29         11.65
--------------------------------------------------------------------------------------------------------------------------------
Net interest rate spread - taxable equivalent             4.05          3.78                    4.03          3.82
--------------------------------------------------------------------------------------------------------------------------------
Net interest margin on earning assets - taxable
  equivalent                                              4.65          4.83                    4.55          4.64
--------------------------------------------------------------------------------------------------------------------------------
Efficiency ratio excluding goodwill amortization         46.17         45.10                   46.39         46.91
--------------------------------------------------------------------------------------------------------------------------------

Bank offices                                               185           188        (3)
--------------------------------------------------------------------------------------------------------------------------------
Employees                                                2,885         2,949       (64)
--------------------------------------------------------------------------------------------------------------------------------

CREDIT QUALITY DATA AT PERIOD END
--------------------------------------------------------------------------------------------------------------------------------
Net charge-offs                                     $   19,240    $   10,583      81.8 % $     2,921    $    3,744      (22.0) %
--------------------------------------------------------------------------------------------------------------------------------
Nonaccrual loans                                        33,371        32,919       1.4
--------------------------------------------------------------------------------------------------------------------------------
Renegotiated loans                                           -             -         -
--------------------------------------------------------------------------------------------------------------------------------
Total nonperforming loans                               33,371        32,919       1.4
--------------------------------------------------------------------------------------------------------------------------------
Other real estate owned, net                               132           181     (27.1)
--------------------------------------------------------------------------------------------------------------------------------
Total nonperforming assets                              33,503        33,100       1.2
--------------------------------------------------------------------------------------------------------------------------------

CREDIT QUALITY RATIOS
--------------------------------------------------------------------------------------------------------------------------------
Provision for loan losses (annualized)
     as a percent of period-end loans                      .22 %         .19 %                   .27 %         .24 %
--------------------------------------------------------------------------------------------------------------------------------
Net charge-offs (annualized)
     as a percent of period-end loans                      .26           .15                     .16           .22
--------------------------------------------------------------------------------------------------------------------------------
Nonperforming loans as a
     percent of period-end loans                           .46           .48
--------------------------------------------------------------------------------------------------------------------------------
Allowance for loan losses
     as a percent of period-end loans                     1.90          2.05
--------------------------------------------------------------------------------------------------------------------------------
Allowance for loan losses
     as a percent of nonperforming loans                415.33        429.73
--------------------------------------------------------------------------------------------------------------------------------
Other real estate owned as a percent of
     period-end loans and other real estate owned            -             -
--------------------------------------------------------------------------------------------------------------------------------
Nonperforming assets as a percent of
     period-end loans and other real estate owned          .46           .48
--------------------------------------------------------------------------------------------------------------------------------

In view of the changing conditions in the national economy, the effect of actions taken by regulatory authorities and normal seasonal factors, the results for the interim period are not necessarily indicative of annual performance. For comparability, certain prior period amounts have been reclassified to conform with current period presentation.

     [MERCANTILE LOGO]  MERCANTILE BANKSHARES CORPORATION
                        STATEMENT OF CONSOLIDATED INCOME
                      (In thousands, except per share data)

                                                     For the Twelve Months Ended              For the Quarter Ended
                                                             December 31,                          December 31,
                                            ---------------------------------------   ------------------------------------------
                                                                 Increase/(Decrease)                       Increase/(Decrease)
                                                                 ------------------                        ---------------------
                                               2002      2001      Amount     %          2002      2001      Amount     %
                                            ---------------------------------------   ------------------------------------------
INTEREST INCOME
--------------------------------------------------------------------------------------------------------------------------------
Interest and fees on loans                    $468,298  $543,020   $(74,722) (13.8)%    $116,078  $124,022    $(7,944)  (6.4)%
--------------------------------------------------------------------------------------------------------------------------------
Interest and dividends on investment
  securities:
--------------------------------------------------------------------------------------------------------------------------------
   Taxable interest income                      97,603    93,465      4,138    4.4        23,701    24,575       (874)  (3.6)
--------------------------------------------------------------------------------------------------------------------------------
   Tax-exempt interest income                    1,895     1,993        (98)  (4.9)          466       487        (21)  (4.3)
--------------------------------------------------------------------------------------------------------------------------------
   Dividends                                     1,055     1,283       (228) (17.8)          255       299        (44) (14.7)
--------------------------------------------------------------------------------------------------------------------------------
   Other investment income                      12,307     3,797      8,510  224.1         3,575     1,303      2,272  174.4
--------------------------------------------------------------------------------------------------------------------------------
                                               112,860   100,538     12,322   12.3        27,997    26,664      1,333    5.0
--------------------------------------------------------------------------------------------------------------------------------
Other interest income                            5,228     6,208       (980) (15.8)        1,189     1,121         68    6.1
--------------------------------------------------------------------------------------------------------------------------------
        Total interest income                  586,386   649,766    (63,380)  (9.8)      145,264   151,807     (6,543)  (4.3)
--------------------------------------------------------------------------------------------------------------------------------

INTEREST EXPENSE
--------------------------------------------------------------------------------------------------------------------------------
Interest on deposits                           122,569   199,703    (77,134) (38.6)       28,301    41,462    (13,161) (31.7)
--------------------------------------------------------------------------------------------------------------------------------
Interest on short-term borrowings               11,259    25,120    (13,861) (55.2)        2,185     3,304     (1,119) (33.9)
--------------------------------------------------------------------------------------------------------------------------------
Interest on long-term debt                      10,754     6,702      4,052   60.5         2,501     2,277        224    9.8
--------------------------------------------------------------------------------------------------------------------------------
        Total interest expense                 144,582   231,525    (86,943) (37.6)       32,987    47,043    (14,056) (29.9)
--------------------------------------------------------------------------------------------------------------------------------

NET INTEREST INCOME                            441,804   418,241     23,563    5.6       112,277   104,764      7,513    7.2
--------------------------------------------------------------------------------------------------------------------------------
Provision for loan losses                       16,378    13,434      2,944   21.9         4,935     4,204        731   17.4
--------------------------------------------------------------------------------------------------------------------------------

NET INTEREST INCOME AFTER
PROVISION FOR LOAN LOSSES                      425,426   404,807     20,619    5.1       107,342   100,560      6,782    6.7
--------------------------------------------------------------------------------------------------------------------------------

NONINTEREST INCOME
--------------------------------------------------------------------------------------------------------------------------------
Investment and wealth management                68,435    69,331       (896)  (1.3)       16,914    17,443       (529)  (3.0)
--------------------------------------------------------------------------------------------------------------------------------
Service charges on deposit accounts             31,454    28,085      3,369   12.0         8,293     7,628        665    8.7
--------------------------------------------------------------------------------------------------------------------------------
Mortgage banking related fees                    9,945    12,582     (2,637) (21.0)        2,550     4,615     (2,065) (44.7)
--------------------------------------------------------------------------------------------------------------------------------
Investment securities gains and (losses)           846     4,248     (3,402) (80.1)            -     1,113     (1,113)(100.0)
--------------------------------------------------------------------------------------------------------------------------------
Other income                                    33,070    31,244      1,826    5.8         8,963     7,481      1,482   19.8
--------------------------------------------------------------------------------------------------------------------------------
        Total noninterest income               143,750   145,490     (1,740)  (1.2)       36,720    38,280     (1,560)  (4.1)
--------------------------------------------------------------------------------------------------------------------------------

NONINTEREST EXPENSES
--------------------------------------------------------------------------------------------------------------------------------
Salaries                                       131,139   123,230      7,909    6.4        33,856    31,839      2,017    6.3
--------------------------------------------------------------------------------------------------------------------------------
Employee benefits                               32,171    29,175      2,996   10.3         7,095     6,882        213    3.1
--------------------------------------------------------------------------------------------------------------------------------
Stock-based compensation expense                 1,690      (119)     1,809      -           693       234        459  196.2
--------------------------------------------------------------------------------------------------------------------------------
Net occupancy expense of bank premises          15,904    14,440      1,464   10.1         3,690     3,943       (253)  (6.4)
--------------------------------------------------------------------------------------------------------------------------------
Furniture and equipment expenses                24,464    24,008        456    1.9         6,402     6,508       (106)  (1.6)
--------------------------------------------------------------------------------------------------------------------------------
Communications and supplies                     13,375    13,086        289    2.2         3,361     3,234        127    3.9
--------------------------------------------------------------------------------------------------------------------------------
Goodwill amortization                                -     9,072     (9,072)(100.0)            -     2,133     (2,133)(100.0)
--------------------------------------------------------------------------------------------------------------------------------
Other expenses                                  53,865    51,067      2,798    5.5        14,753    14,529        224    1.5
--------------------------------------------------------------------------------------------------------------------------------
        Total noninterest expenses             272,608   263,959      8,649    3.3        69,850    69,302        548     .8
--------------------------------------------------------------------------------------------------------------------------------

Income before income taxes                     296,568   286,338     10,230    3.6        74,212    69,538      4,674    6.7
--------------------------------------------------------------------------------------------------------------------------------
Applicable income taxes                        106,330   105,043      1,287    1.2        25,709    25,304        405    1.6
--------------------------------------------------------------------------------------------------------------------------------

NET INCOME                                     190,238   181,295      8,943    4.9        48,503    44,234      4,269    9.7
--------------------------------------------------------------------------------------------------------------------------------
Add:  goodwill amortization, net of tax
  benefit                                            -     8,924     (8,924)(100.0)            -     2,090     (2,090)(100.0)
--------------------------------------------------------------------------------------------------------------------------------

ADJUSTED NET INCOME                           $190,238  $190,219   $     19      -      $ 48,503   $46,324     $2,179    4.7
================================================================================================================================

Weighted average shares outstanding             69,546    70,574     (1,028)  (1.5)       68,939    69,770       (831)  (1.2)
================================================================================================================================

Adjusted weighted average shares
 outstanding                                    70,067    71,199     (1,132)  (1.6)       69,409    70,377       (968)  (1.4)
================================================================================================================================

NET INCOME PER COMMON SHARE:
  Basic                                       $   2.74  $   2.57   $    .17    6.6      $    .70  $    .63    $   .07   11.1
--------------------------------------------------------------------------------------------------------------------------------
  Goodwill amortization                              -       .13       (.13)(100.0)            -       .03       (.03)(100.0)
--------------------------------------------------------------------------------------------------------------------------------
  Adjusted                                    $   2.74  $   2.70   $    .04    1.5      $    .70  $    .66    $   .04    6.1
================================================================================================================================

--------------------------------------------------------------------------------------------------------------------------------
  Diluted                                     $   2.72  $   2.55   $    .17    6.7      $    .70  $    .63    $   .07   11.1
--------------------------------------------------------------------------------------------------------------------------------
  Goodwill amortization                              -       .12       (.12)(100.0)            -       .03       (.03)(100.0)
--------------------------------------------------------------------------------------------------------------------------------
  Adjusted                                    $   2.72  $   2.67   $    .05    1.9      $    .70  $    .66    $   .04    6.1
================================================================================================================================

     [MERCANTILE LOGO]  MERCANTILE BANKSHARES CORPORATION
                            CONSOLIDATED BALANCE SHEETS
                      (In thousands, except per share data)

                                                                             December 31,
                                                       ----------------------------------------------------------
                                                                                           Increase/(Decrease)
                                                                                         ------------------------
                                                           2002            2001            Amount         %
                                                       ----------------------------------------------------------
ASSETS

-----------------------------------------------------------------------------------------------------------------
Cash and due from banks                                 $   281,130      $  290,177         $ (9,047)    (3.1)%
-----------------------------------------------------------------------------------------------------------------
Interest-bearing deposits in other banks                        358             357                1       .3
-----------------------------------------------------------------------------------------------------------------
Investment securities:
  Available-for-sale at fair value
    U.S. Treasury and government agencies                 2,149,517       2,066,990           82,527      4.0
-----------------------------------------------------------------------------------------------------------------
    States and political subdivisions                           577             667              (90)   (13.5)
-----------------------------------------------------------------------------------------------------------------
    Other investments                                       361,098         221,037          140,061     63.4
-----------------------------------------------------------------------------------------------------------------
  Held-to-maturity
    States and political subdivisions - fair value of
      $41,150 (2002) and $40,172 (2001)                      38,299          38,815             (516)    (1.3)
-----------------------------------------------------------------------------------------------------------------
    Other investments - fair value of
      $15,092 (2002) and $13,454 (2001)                      15,092          13,454            1,638     12.2
-----------------------------------------------------------------------------------------------------------------
        Total investment securities                       2,564,583       2,340,963          223,620      9.6
-----------------------------------------------------------------------------------------------------------------
Federal funds sold                                          264,293          23,813          240,480        -
-----------------------------------------------------------------------------------------------------------------
Loans held-for-sale                                               -         137,950         (137,950)  (100.0)
-----------------------------------------------------------------------------------------------------------------
Loans                                                     7,312,027       6,906,246          405,781      5.9
-----------------------------------------------------------------------------------------------------------------
Less: allowance for loan losses                            (138,601)       (141,463)          (2,862)    (2.0)
-----------------------------------------------------------------------------------------------------------------
        Loans, net                                        7,173,426       6,764,783          408,643      6.0
-----------------------------------------------------------------------------------------------------------------
Bank premises and equipment, net                            102,428         101,295            1,133      1.1
-----------------------------------------------------------------------------------------------------------------
Other real estate owned, net                                    132             181              (49)   (27.1)
-----------------------------------------------------------------------------------------------------------------
Goodwill, net                                               102,705         102,705                -        -
-----------------------------------------------------------------------------------------------------------------
Other intangible assets, net                                  7,530           9,319           (1,789)   (19.2)
-----------------------------------------------------------------------------------------------------------------
Other assets                                                293,791         157,243          136,548     86.8
-----------------------------------------------------------------------------------------------------------------
        Total assets                                    $10,790,376      $9,928,786         $861,590      8.7
=================================================================================================================

LIABILITIES

Deposits:
    Noninterest-bearing deposits                        $ 2,086,745      $1,883,878         $202,867     10.8
-----------------------------------------------------------------------------------------------------------------
    Interest-bearing deposits                             6,174,195       5,563,494          610,701     11.0
-----------------------------------------------------------------------------------------------------------------
        Total deposits                                    8,260,940       7,447,372          813,568     10.9
-----------------------------------------------------------------------------------------------------------------
Short-term borrowings                                       823,385         853,278          (29,893)    (3.5)
-----------------------------------------------------------------------------------------------------------------
Accrued expenses and other liabilities                       94,479         128,493          (34,014)   (26.5)
-----------------------------------------------------------------------------------------------------------------
Long-term debt                                              287,214         269,437           17,777      6.6
-----------------------------------------------------------------------------------------------------------------
        Total liabilities                                 9,466,018       8,698,580          767,438      8.8
-----------------------------------------------------------------------------------------------------------------

SHAREHOLDERS' EQUITY

Preferred stock, no par value; authorized
  2,000,000 shares; issued and outstanding--None
Common stock, $2 par value;
  authorized 130,000,000 shares                             137,672         139,551           (1,879)    (1.3)
-----------------------------------------------------------------------------------------------------------------
Capital surplus                                             120,577         159,947          (39,370)   (24.6)
-----------------------------------------------------------------------------------------------------------------
Retained earnings                                         1,010,248         904,479          105,769     11.7
-----------------------------------------------------------------------------------------------------------------
Accumulated other comprehensive income (loss)                55,861          26,229           29,632    113.0
-----------------------------------------------------------------------------------------------------------------
        Total shareholders' equity                        1,324,358       1,230,206           94,152      7.7
-----------------------------------------------------------------------------------------------------------------
          Total liabilities and shareholders' equity    $10,790,376      $9,928,786         $861,590      8.7
=================================================================================================================


-----------------------------------------------------------------------------------------------------------------
Actual shares outstanding                                    68,836          69,776             (940)    (1.3)
-----------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------
Book value per common share                                  $19.24          $17.63            $1.61      9.1
-----------------------------------------------------------------------------------------------------------------

     [MERCANTILE LOGO]  MERCANTILE BANKSHARES CORPORATION
                       CONSOLIDATED AVERAGE BALANCE SHEETS
                                 (In thousands)


                                                  For the Twelve Months Ended                   For the Quarter Ended
                                                         December 31,                               December 31,
                                             -----------------------------------------  ----------------------------------------
                                                2002                    2001               2002                   2001
                                             -----------------------------------------  ----------------------------------------
Earning assets                                Average   Yield*/    Average   Yield*/     Average   Yield*/    Average   Yield*/
    Loans:                                    Balance    Rate      Balance    Rate       Balance    Rate      Balance    Rate
--------------------------------------------------------------------------------------------------------------------------------
      Commercial                            $ 4,283,322   6.51 %  $3,978,335  7.99 %   $ 4,363,317   6.29 %  $4,160,073  7.06 %
--------------------------------------------------------------------------------------------------------------------------------
      Construction                              733,237   6.09       795,931  7.96         788,649   5.80       666,102  6.65
--------------------------------------------------------------------------------------------------------------------------------
      Residential real estate                 1,072,297   7.30     1,059,798  7.94       1,066,253   7.07     1,054,874  7.69
--------------------------------------------------------------------------------------------------------------------------------
      Consumer                                  999,988   7.12       998,792  8.28       1,011,375   6.91       998,924  7.78
--------------------------------------------------------------------------------------------------------------------------------
                   Total loans                7,088,844   6.67     6,832,856  8.02       7,229,594   6.44     6,879,973  7.22
--------------------------------------------------------------------------------------------------------------------------------

    Federal funds sold, et al                   178,624   2.92       141,245  4.38         257,504   1.83       140,218  3.16
--------------------------------------------------------------------------------------------------------------------------------

    Securities:**

     Taxable securities

       U.S. Treasury securities               1,478,387   4.57     1,366,245  5.39       1,429,877   4.28     1,467,906  5.02
--------------------------------------------------------------------------------------------------------------------------------
       U.S. Agency securities                   610,617   4.92       339,298  5.84         689,914   4.76       455,468  5.24
--------------------------------------------------------------------------------------------------------------------------------
       Other stocks and bonds                   239,611   5.63        70,137  7.48         284,277   5.39        97,529  6.68
--------------------------------------------------------------------------------------------------------------------------------
     Tax-exempt securities

       States and political subdivisions         38,799   8.08        40,359  8.17          38,538   7.94        39,633  8.07
--------------------------------------------------------------------------------------------------------------------------------
                   Total securities           2,367,414   4.83     1,816,039  5.62       2,442,606   4.60     2,060,536  5.20
--------------------------------------------------------------------------------------------------------------------------------

    Interest-bearing deposits in other
       banks                                        358   4.12           365  4.98             358   3.88           356  4.56
--------------------------------------------------------------------------------------------------------------------------------
                   Total earning assets       9,635,240   6.15     8,790,505  7.46       9,930,062   5.87     9,081,083  6.70
--------------------------------------------------------------------------------------------------------------------------------

    Cash and due from banks                     227,034              215,855               234,592              222,380
--------------------------------------------------------------------------------------------------------------------------------
    Bank premises and equipment, net            101,660              102,993               102,804              102,070
--------------------------------------------------------------------------------------------------------------------------------
    Other assets                                300,422              260,330               345,086              262,644
--------------------------------------------------------------------------------------------------------------------------------
    Less: allowance for loan losses            (140,899)            (142,481)             (138,148)            (142,516)
--------------------------------------------------------------------------------------------------------------------------------
                   Total assets             $10,123,457           $9,227,202           $10,474,396           $9,525,661
================================================================================================================================


Interest-bearing liabilities
    Deposits:
--------------------------------------------------------------------------------------------------------------------------------
      Savings                               $   966,283    .87    $  853,911  1.51     $ 1,008,805    .70    $  870,732  1.12
--------------------------------------------------------------------------------------------------------------------------------
      Checking plus interest accounts           873,497    .33       771,186   .68         928,083    .29       804,627   .41
--------------------------------------------------------------------------------------------------------------------------------
      Money market                            1,096,417   1.30       846,577  2.58       1,189,268   1.10       943,221  1.80
--------------------------------------------------------------------------------------------------------------------------------
      Time deposits $100,000 and over         1,080,347   3.21     1,145,569  5.44       1,148,886   2.94     1,122,260  4.50
--------------------------------------------------------------------------------------------------------------------------------
      Other time deposits                     1,759,160   3.54     1,812,589  5.37       1,731,374   3.21     1,772,859  4.74
--------------------------------------------------------------------------------------------------------------------------------
                   Total interest-bearing
                     deposits                 5,775,704   2.12     5,429,832  3.68       6,006,416   1.87     5,513,699  2.98
--------------------------------------------------------------------------------------------------------------------------------

    Short-term borrowings                       845,938   1.33       744,907  3.37         827,745   1.05       762,200  1.72
--------------------------------------------------------------------------------------------------------------------------------
    Long-term debt                              279,471   3.85       117,823  5.69         275,671   3.60       201,368  4.49
--------------------------------------------------------------------------------------------------------------------------------
                   Total interest-bearing
                     funds                    6,901,113   2.10     6,292,562  3.68       7,109,832   1.84     6,477,267  2.88
--------------------------------------------------------------------------------------------------------------------------------

    Noninterest-bearing deposits              1,856,706            1,618,838             1,980,195            1,718,688
--------------------------------------------------------------------------------------------------------------------------------
    Other liabilities and accrued expenses      107,671              118,744               110,202              127,875
--------------------------------------------------------------------------------------------------------------------------------
                   Total liabilities          8,865,490            8,030,144             9,200,229            8,323,830
--------------------------------------------------------------------------------------------------------------------------------
    Shareholders' equity                      1,257,967            1,197,058             1,274,167            1,201,831
--------------------------------------------------------------------------------------------------------------------------------
      Total liabilities & shareholders'
        equity                              $10,123,457           $9,227,202           $10,474,396           $9,525,661
================================================================================================================================

    Net interest rate spread                              4.05 %              3.78 %                 4.03 %              3.82 %
--------------------------------------------------------------------------------------------------------------------------------
    Effect of noninterest-bearing funds                    .60                1.05                    .52                 .82
--------------------------------------------------------------------------------------------------------------------------------
    Net interest margin on earning assets                 4.65 %              4.83 %                 4.55 %              4.64 %
================================================================================================================================

 * Presented on a tax-equivalent basis using the statutory federal corporate income tax rate of 35%.
** Balances reported at amortized cost; excludes pretax unrealized gains (losses) on securities available-for-sale.

     [MERCANTILE LOGO]  MERCANTILE BANKSHARES CORPORATION
                    SUPPLEMENTAL LOAN INFORMATION BY QUARTER
                                 (In thousands)

                                                                      4Q 02           3Q 02           4Q 01
                                                              -----------------------------------------------
PERIOD-END LOANS BY TYPE
-------------------------------------------------------------------------------------------------------------
Commercial, Industrial and Agricultural Loans                      $2,300,956      $2,246,817      $2,228,750
-------------------------------------------------------------------------------------------------------------
Commercial and Agricultural Real Estate Loans                       2,016,307       1,966,291       1,819,268
-------------------------------------------------------------------------------------------------------------
Construction and Land Development Loans                               810,985         790,318         652,486
-------------------------------------------------------------------------------------------------------------
1-4 Family Residential Loans (Excludes H/E Lines)                   1,066,694       1,067,868       1,060,519
-------------------------------------------------------------------------------------------------------------
Consumer Loans (Excludes H/E Lines)                                   775,673         779,744         801,474
-------------------------------------------------------------------------------------------------------------
Home Equity Lines                                                     239,232         229,296         189,867
-------------------------------------------------------------------------------------------------------------
Lease financing                                                       102,180         120,456         153,882
-------------------------------------------------------------------------------------------------------------
            TOTAL LOANS AT END OF PERIOD                           $7,312,027      $7,200,790      $6,906,246
=============================================================================================================

NONPERFORMING LOANS BY TYPE
-------------------------------------------------------------------------------------------------------------
Commercial, Industrial and Agricultural Loans                      $   15,938      $   20,905      $   17,720
-------------------------------------------------------------------------------------------------------------
Commercial and Agricultural Real Estate Loans                           9,322           9,515           5,564
-------------------------------------------------------------------------------------------------------------
Construction and Land Development Loans                                 1,365           2,015           2,201
-------------------------------------------------------------------------------------------------------------
1-4 Family Residential Loans (Excludes H/E Lines)                       2,479           2,325           2,251
-------------------------------------------------------------------------------------------------------------
Consumer Loans (Excludes H/E Lines)                                       156             121             192
-------------------------------------------------------------------------------------------------------------
Home Equity Lines                                                         105             136             216
-------------------------------------------------------------------------------------------------------------
Lease financing                                                         4,006           4,500           4,775
-------------------------------------------------------------------------------------------------------------
            TOTAL NONPERFORMING LOANS AT END OF PERIOD             $   33,371      $   39,517      $   32,919
=============================================================================================================

LOANS PAST DUE 30-89 DAYS BY TYPE
-------------------------------------------------------------------------------------------------------------
Commercial, Industrial and Agricultural Loans                      $   53,590      $   11,645      $   43,295
-------------------------------------------------------------------------------------------------------------
Commercial and Agricultural Real Estate Loans                          13,921          17,575          17,444
-------------------------------------------------------------------------------------------------------------
Construction and Land Development Loans                                 7,322           3,133           9,141
-------------------------------------------------------------------------------------------------------------
1-4 Family Residential Loans (Excludes H/E Lines)                      17,972          12,050          16,440
-------------------------------------------------------------------------------------------------------------
Consumer Loans (Excludes H/E Lines)                                     5,592           4,325           7,465
-------------------------------------------------------------------------------------------------------------
Home Equity Lines                                                         956           1,174           1,917
-------------------------------------------------------------------------------------------------------------
Lease financing                                                         4,809           7,899           6,556
-------------------------------------------------------------------------------------------------------------
           TOTAL LOANS PAST DUE 30-89 DAYS                         $  104,162      $   57,801      $  102,258
=============================================================================================================

CHARGE-OFFS BY LOAN TYPE
-------------------------------------------------------------------------------------------------------------
Commercial, Industrial and Agricultural Loans                      $    2,297      $    2,078      $    3,143
-------------------------------------------------------------------------------------------------------------
Commercial and Agricultural Real Estate Loans                              45              58               1
-------------------------------------------------------------------------------------------------------------
Construction and Land Development Loans                                     -               -              90
-------------------------------------------------------------------------------------------------------------
1-4 Family Residential Loans (Excludes H/E Lines)                         134               7              33
-------------------------------------------------------------------------------------------------------------
Consumer Loans (Excludes H/E Lines)                                     1,042             682           1,075
-------------------------------------------------------------------------------------------------------------
Home Equity Lines                                                          30              20               -
-------------------------------------------------------------------------------------------------------------
Lease financing                                                             -               -               -
-------------------------------------------------------------------------------------------------------------
            TOTAL CHARGE-OFFS                                      $    3,548      $    2,845      $    4,342
=============================================================================================================

RECOVERIES BY LOAN TYPE
-------------------------------------------------------------------------------------------------------------
Commercial, Industrial and Agricultural Loans                      $      166      $      155      $      100
-------------------------------------------------------------------------------------------------------------
Commercial and Agricultural Real Estate Loans                               6               3              40
-------------------------------------------------------------------------------------------------------------
Construction and Land Development Loans                                    78              11              12
-------------------------------------------------------------------------------------------------------------
1-4 Family Residential Loans (Excludes H/E Lines)                          51              19              62
-------------------------------------------------------------------------------------------------------------
Consumer Loans (Excludes H/E Lines)                                       325             363             384
-------------------------------------------------------------------------------------------------------------
Home Equity Lines                                                           1              33               -
-------------------------------------------------------------------------------------------------------------
Lease financing                                                             -             210               -
-------------------------------------------------------------------------------------------------------------
            TOTAL RECOVERIES                                       $      627      $      794      $      598
=============================================================================================================

    [MERCANTILE LOGO]  MERCANTILE BANKSHARES CORPORATION
                  SUPPLEMENTAL FINANCIAL INFORMATION BY QUARTER


                                                                                 4Q 02            3Q 02            4Q 01
                                                                     ----------------------------------------------------
INVESTMENT AND WEALTH MANAGEMENT
  ASSET DATA (End of Period)                                                      (Dollars in millions)
-------------------------------------------------------------------------------------------------------------------------
Personal
-------------------------------------------------------------------------------------------------------------------------
Assets with Investment Responsibility                                       $    6,829       $    6,671       $    7,730
-------------------------------------------------------------------------------------------------------------------------
Assets with no Investment Responsibility                                         2,134            2,069            2,626
-------------------------------------------------------------------------------------------------------------------------
              Total Personal                                                     8,963            8,740           10,356

Institutional
-------------------------------------------------------------------------------------------------------------------------
Assets with Investment Responsibility                                            8,495            8,614            6,960
-------------------------------------------------------------------------------------------------------------------------
Assets with no Investment Responsibility                                        18,335           17,912           21,328
-------------------------------------------------------------------------------------------------------------------------
              Total Institutional                                               26,830           26,526           28,288

-------------------------------------------------------------------------------------------------------------------------
Mutual Funds Not Included Above                                                    236              110
-------------------------------------------------------------------------------------------------------------------------

Personal & Institutional Combined
-------------------------------------------------------------------------------------------------------------------------
Assets with Investment Responsibility                                           15,560           15,395           14,690
-------------------------------------------------------------------------------------------------------------------------
Assets with no Investment Responsibility                                        20,469           19,981           23,954
-------------------------------------------------------------------------------------------------------------------------
              Total Assets Under Administration                             $   36,029       $   35,376       $   38,644
=========================================================================================================================


OTHER INTANGIBLE ASSET INFORMATION                                                   (Dollars in thousands)
-------------------------------------------------------------------------------------------------------------------------
EOP Deposit Intangibles, Net                                                $    7,265       $    7,631       $    8,947
-------------------------------------------------------------------------------------------------------------------------
EOP Mortgage Servicing Rights, Net                                                 261              357              343
-------------------------------------------------------------------------------------------------------------------------
               EOP  Total Other Intangibles, Net                            $    7,526       $    7,988       $    9,290
=========================================================================================================================

Amortization of Deposit Intangibles and
       Mortgage Servicing Rights                                            $      405       $      505       $      811
=========================================================================================================================


PRINCIPAL BALANCE OF LOANS SERVICED FOR OTHERS                                       (Dollars in thousands)
-------------------------------------------------------------------------------------------------------------------------
EOP 1-4 Family Residential Mortgages (owned)                                $  236,509       $  266,408       $  334,929
-------------------------------------------------------------------------------------------------------------------------
EOP Commercial Mortgages (owned)                                             1,712,700        1,679,010        1,699,281
-------------------------------------------------------------------------------------------------------------------------
EOP Commercial Mortgages (not owned)                                         3,765,658        3,779,661        3,778,173
-------------------------------------------------------------------------------------------------------------------------
              EOP Total Principal Balance of
                 Loans Serviced For Others                                  $5,714,867       $5,725,079       $5,812,383
=========================================================================================================================